Exhibit 99.1

Contact:

Immune Pharmaceuticals Inc.:

Anna Baran

Director, Corporate Communications

Tel: 646 561 8010

anna.baran@immunepharma.com

FOR IMMEDIATE RELEASE

IMMUNE PHARMACEUTICALS INC. COMPLETES UNDERWRITER’S EXERCISE OF PARTIAL

OVER-ALLOTMENT OPTION

Immune has raised now total gross proceeds of $10.685 million in November 2014

NEW YORK, NY. and HERZLIYA PITUACH, Israel, November 26, 2014 – Immune Pharmaceuticals Inc. (NasdaqCM: IMNP; "Immune" or "the Company"), a clinical stage biopharmaceutical company that engages in the development and commercialization of targeted therapeutics for the treatment of inflammatory diseases and cancer, today completed the underwriter’s exercise of partial over-allotment option of 459,697 units, at a price of $2.50 per unit, for gross proceeds of approximately $1.06 million, bringing the aggregate gross proceeds of the Company’s previously announced underwritten public offering to $9.685 million. The Company received aggregate net proceeds of approximately $8.645 million, after deducting underwriting discounts and commissions and estimated offering expenses. In total, the Company issued 3,909,697 units, with each unit consisting of one share of the Company’s common stock, par value $0.0001 per share, and one warrant to purchase 0.25 of a share of the Company’s common stock, at an exercise price of $3.75 per a whole share. Separately, $1.0 million recently invested in the Company privately by an existing investor converted into 400,000 units, consisting of 400,000 shares of common stock and warrants to purchase up to 100,000 shares of common stock at the same term as the underwritten public offering, bringing the total gross proceeds raised in November 2014 to $10.685 million.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), acted as sole book-running manager for the offering.

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Exhibit 99.1

The securities described above were offered by Immune pursuant to a “shelf” registration statement previously declared effective by the Securities and Exchange Commission (SEC) on October 28, 2014 (File No. 333-198647). Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting the book-running manager at the following address:

National Securities Corporation

410 Park Ave, 14th Floor

New York, NY 10022

Attn: Kim Addarich

Telephone: (212)-417-8164

Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Immune Pharmaceuticals Inc., and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. applies a personalized approach to treatment, developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer.  The Company's lead product candidate, bertilimumab, is in clinical development for moderate to severe Ulcerative Colitis as well as Bullous Pemphigoid, an orphan auto-immune dermatological condition. Immune licensed worldwide rights for systemic indications of bertilimumab from iCo Therapeutics (TSX: ICO; OTCQX: ICOTF) in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed the exclusive world-wide rights to bertilimumab in 2006 from MedImmune, the Global Research and Development Arm of AstraZeneca.  Immune's pipeline also includes NanomAbs®, antibody nanoparticle conjugates, for the targeted delivery of chemotherapeutics, and Amiket™, a Neuropathic Pain drug candidate ready for Phase III. Amiket has received Orphan Drug Designation for Post Herpetic Neuralgia. For more information, visit Immune's website at www.immunepharmaceuticals.com, the content of which is not a part of this press release.

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Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet™ will not be successful; the risk that bertilimumab, AmiKet™ or compounds arising from our NanomAb® program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet™ on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

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